Exhibit List


Exhibit No.              Exhibit
    24                  Power of Attorney for T. C. Jepperson
                        POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  Thomas  C.  Jepperson, of 180 East 100 South,  P.O.  Box

45360, Salt Lake City, Utah 84145-0433, as a Executive Officer of

Questar Corporation (the "Company"), do hereby appoint Abigail L.

Jones and S. E. Parks, or each of them acting alone, my true  and lawful  attorney-in-fact to sign any Form 3, Form 4, Form  5,  or

Form  144  Reports that I am required to file with the Securities and  Exchange Commission reporting transactions involving  shares of  the  Company's  common stock and derivative securities  whose value  is  dependent on such shares, including option grants  and phantom  stock units allocated to my accounts under the terms  of deferred  compensation  plans adopted  by  the  Company  and  its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect with  respect  to my holdings of any transactions  of  securities issued by the Company as long as I am required to make reports of my  transactions, unless I revoke it with a signed writing  prior to such date.





February 23, 2005                  /s/  Thomas C. Jepperson